Exhibit 10.2

AMENDMENT TO CONTRACT OF PURCHASE AND SALE

THIS AMENDMENT is made as of the 31st day of October, 2017 by and between Alarcon Holdings, Inc., as seller (“Seller”) and 26 W. 56 LLC, as purchaser (“Purchaser”).

WITNESSETH:

WHEREAS, Seller and Purchaser entered into that certain Contract of Purchase and Sale dated as of September 12, 2017 (the “Contract”), for the property located at 26 West 56th Street, New York, NY (the “Property”);

WHEREAS, the parties now desire to amend the Contract.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.All capitalized terms used herein shall have the meanings ascribed to them in the Contract unless otherwise indicated.

2.The following is added at the end of Section 7.2.1:

“Notwithstanding anything set forth in this Agreement to the contrary, Seller shall promptly undertake to remedy the water condition set forth on pages 14-16 of the Equity Property Condition Report prepared by EBI Consulting and dated as of October 10, 2017 (the “Inspection Report”) by using its reasonable best efforts to promptly complete the recommended solution on page 14 of the Inspection Report (the “Water Condition Repair”). Seller shall use its reasonable best efforts to complete the Water Condition Repair as soon as possible but in any event prior to Closing; provided, however, that if the Water Condition Repair is not completed by the Scheduled Closing Date, Purchaser shall have the option to (i) to extend the Scheduled Closing Date for up to sixty (60) days following the Scheduled Closing Date, but not later than the Outside Date to allow for Seller to complete the Water Condition Repair, or (ii) receive a credit against the Purchase Price for the unperformed work in connection with the Water Condition Repair (such credit to be in an amount mutually agreed by Purchaser and Seller to represent the cost to complete the same, each acting reasonably.”

2.The following is added to the Contract after Section 10.24:

“11.Access.

11.1.From and after the date of this Amendment and through the Closing, Seller shall permit Purchaser and/or Purchaser’s architect, engineer, decorator or other Purchaser authorized persons, including an appraiser of Purchaser’s lender, if applicable, to access property from time to time, during business hours and upon

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reasonable notice and at reasonable times, for the purpose of inspecting the Premises, obtaining work estimates, taking measurements and for any other reasonable purpose.”

3.Except as specifically amended and modified herein, the Contract and all of its terms and provisions shall remain in full force and effect.

4.This Amendment may be executed in counterparts each of which shall be deemed an original and all of which shall be considered one and the same agreement.  A facsimile or pdf of this Amendment shall have the same force and effect as an original.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

SELLER:

ALARCON HOLDINGS, INC., a New York Corporation

By:	/s/ Joseph A. Garcia
	Name:	Joseph A. Garcia
	Title:	Sr. EVP & CFO

PURCHASER:

26 W. 56 LLC

By:	/s/ Solomon Dabah
	Name:	Solomon Dabah
	Title:	Member

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